Exhibit A

                        CAPEX Term Loan Promissory Note



                                October 15, 1996

$2,000,000.00

FOR VALUE RECEIVED, the undersigned, Sharper Image Corporation, a Delaware corporation (the "Company"), promises to pay to the order of THE CIT GROUP/BUSINESS CREDIT, INC. (herein "CITBC") at is office located at 300 South Grand Avenue, Los Angeles, CA 90071, in lawful money of the United States of America and in immediately available funds, the principal amount of two million ($2,000,000.00) in thirty-six (36) equal consecutive monthly installments, whereof the first such installment shall be due and payable on November 1, 1996 and subsequent installments shall be due and payable on the first Business Day of each month thereafter until this Note is paid in full.

The Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 7, Paragraph 1(b) of the Financing Agreement dated September 21, 1994, as amended between the Company and CITBC (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Note is one of the CAPEX Term Loan Promissory Notes referred to in the Financing Agreement, evidences a CAPEX Term Loan thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be, at the sole election of CITBC, immediately due and payable as provided in the Financing Agreement.



                                      SHARPER IMAGE CORPORATION




                                             /s/ Tracy Y. Wan
                                      By:    Tracy Y. Wan
                                             ----------------------------------
                                      Title: Sr. V.P., Chief Financial Officer


                                             /s/ Vince Barriero
                                      By:    Vince Barriero
                                             ----------------------------------
                                      Title: Sr. V.P., Chief Information Officer